Exhibit 99.1

AEye Reports Second Quarter 2026 Results; Commercial Pipeline Again Reaches Record Level

Q2 Revenue Approximately Doubled Sequentially and Grew Approximately Nine-Fold Year-Over-Year; First-Half Revenue Exceeds Full-Year 2025

Expands Industry Verticals via Groundbreaking Sports Analytics Agreement with Alive3D

Apollo™ Validated on NVIDIA DRIVE AGX Thor™, Placing AEye as a Sensor Partner in the NVIDIA DRIVE Hyperion Ecosystem

Lead Defense Customer Places Third Consecutive Purchase Order as Defense Remains AEye’s Most Active Vertical

PLEASANTON, Calif. – August 6, 2026 – AEye, Inc. (Nasdaq: LIDR), a global leader in software-defined, high-performance lidar solutions, today announced financial results for the second quarter ended June 30, 2026.

Business Highlights

●	New Commercial Deal in New Vertical: Apollo’s™ software-defined architecture was critical to securing the win; it allows AEye to reconfigure scan patterns, range, and resolution to meet the distinct demands of sports analytics using the same underlying sensor platform.

○	Sports Analytics: Alive3D selected Apollo™ for next generation sports analytics. Apollo’s™ software-defined architecture will power 3D spatial sports visualization, precise measurement, and advanced data analytics for elite sports.

●	Record Commercial Engagement: Commercial activity again reached its highest level in the Company’s history, with AEye now having 25 customers that have taken revenue-generating shipments – a 19% increase since the Company reported Q1 results in May 2026. Quarter-over-quarter, engagements and quotes increased over 25% and approximately 40%, respectively.

●	NVIDIA Ecosystem: Apollo™ was validated on NVIDIA DRIVE AGX Thor™, deepening sensor-to-compute interoperability for next-generation physical AI and automotive platforms.

●	Defense Vertical Expansion: Defense remains AEye’s most active vertical, with engagements doubling quarter-over-quarter. The Company’s lead defense customer placed its third consecutive paid order this quarter, and repeat business is emerging as Apollo™ is evaluated for UAV, UGV and counter-UAS applications, while the partnership with SynTech continues to expand Apollo’s™ international reach.

●	Automotive, Trucking, & OEM Momentum: AEye is active in multiple OEM Level 3 and Level 4 evaluations. AEye signed an MOU with MoveAWheeL to combine Apollo’s™ long-range 3D object detection with acoustic road-surface friction sensing, aimed at improving ADAS and autonomous driving performance in adverse weather. Evaluations are underway across select geographies, with discussions already advancing with automotive OEMs.

●	ITS Deployment: OPTIS™ continues to move into deployment, with the Company’s live smart intersection in the Bay Area remaining operational, as well as multiple OPTIS™ installations in and around Detroit.

Management Commentary

“We set a new high bar for commercial activity in Q2, securing two new commercial deals and gaining increased traction within existing accounts and verticals,” said Matt Fisch, CEO of AEye. “As a company, we are hitting our stride. Revenue is up more than nine times year-over-year, and has increased for four consecutive quarters. New technical engagements, inbound RFIs, and POC activity across automotive, trucking, aerospace and defense, rail, infrastructure, ITS – and, new this quarter, sports analytics – are trending in the right direction. We believe every new vertical we enter validates the same underlying thesis: when performance and programmability matter most, Apollo™ wins.”

Fisch continued, “Our unique software-defined architecture allows our Apollo™ sensor to immediately meet demand for the continuous influx of new lidar applications we’re seeing as they appear in the market. Paired with the sensor’s long range, superior performance, and rugged design, our technological edge – maintained and expanded by our highly scalable partnership and production models – is such that we believe we are well equipped to compete for physical AI market share as the space rapidly develops into a trillion-dollar industry over the coming decade. For the remainder of 2026, our focus continues to be on leveraging our strengths to advance deployments and build a durable revenue ramp.”

Financial Highlights

●	Q2 2026 revenue was $202 thousand, up approximately nine times the $22 thousand reported in Q2 2025, and approximately double compared to last quarter.

●	GAAP net loss in Q2 2026 was $(10.0) million, or $(0.22) per share.

●	Non-GAAP net loss in Q2 2026 was $(7.6) million, or $(0.17) per share.

●	Cash consumption in Q2 2026 was $7.5 million.

●	Cash, cash equivalents, and marketable securities were $71.5 million as of June 30, 2026.

“Second quarter results mark a transition in how our revenue is generated: from paid evaluations toward commercial agreements,” said Conor Tierney, CFO of AEye. “Revenue approximately doubled sequentially, first-half revenue already exceeds all of 2025, and repeat orders are now increasingly a feature of our business. Just as important, we generated revenue from our first contract development engagement in Q2, a second, distinct source of revenue that did not exist for us six months ago. With $71.5 million in cash and marketable securities and a virtually debt-free balance sheet, we believe we have the runway to execute multi-year commercial programs well into 2028.”

2026 Cash Consumption Outlook

The Company reaffirms its expectation that cash consumption for the full year 2026 will be in the range of $30 million to $35 million, inclusive of approximately $5 million in working capital. The Company expects its cash balance provides operational runway well into 2028.

Conference Call and Webcast Details

AEye management will webcast its investor conference call today, August 6, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

Webcast: https://edge.media-server.com/mmc/p/tmd5jc68/

About AEye

AEye offers a suite of unique software-defined lidar solutions that address a wide range of real-world needs including advanced driver-assistance, vehicle autonomy, smart infrastructure, security, defense, and logistics applications. AEye’s flagship product, Apollo™, has been widely recognized for its small form factor and its ability to detect objects at up to one kilometer. In addition to Apollo™, AEye also offers STRATOS™ with the ability to detect objects at up to one-and-a-half kilometers as well as a full-stack solution through its OPTIS™ platform. OPTIS™ provides a complete system that captures a high-resolution 3D image of the world, interprets it, and provides direction to act upon what it sees in real-time.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to help investors evaluate the results of the Company’s on-going operations and to enable more meaningful and consistent period-to-period comparisons. Non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus stock issuance and debt issuance costs, less change in fair value of convertible note and warrant liabilities, plus expenses related to contested proxy, plus loss (gain) on termination of operating lease, net; and

●	Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expense, less interest income and other, less interest expense and other, plus provision for income tax.

2

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements included in this press release include, without limitation, statements about AEye’s operational runway well into 2028, its expected cash consumption for the 2026 full year period, the conversion of its commercial engagements and pipeline into revenue, the anticipated performance and capabilities of its products, including STRATOS™, and the benefits and advantages of AEye’s products and technologies, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that AEye’s operational runway may not extend well into 2028 due to unforeseen expenses or otherwise; (ii) the risks that cash consumption for the full year of 2026 may exceed $35 million due to unanticipated expenses associated with the investments required to ramp AEye’s products, working capital requirements, or otherwise; (iii) the risks that AEye’s agreement with Alive3D may not result in commercial deployments or continued revenue to the extent or in the time frame anticipated, or at all; (iv) the risks that AEye’s record levels of commercial engagement, including growth in customers, engagements, and quotes, may not convert into revenue, and that existing customers may not continue to make repeat purchases, to the extent or in the time frame anticipated, or at all; (v) the risks that the validation of Apollo™ on the NVIDIA DRIVE AGX Thor™ platform and AEye’s participation in the NVIDIA DRIVE Hyperion ecosystem may not result in design wins or commercial opportunities to the extent or in the time frame anticipated, or at all; (vi) the risks that orders from AEye’s lead defense customer may not continue, that evaluations of Apollo™ for UAV, UGV, and counter-UAS applications may not result in orders, and that the partnership with SynTech may not continue to expand Apollo’s™ international reach, in each case to the extent or in the time frame anticipated, or at all; (vii) the risks that OEM Level 3 and Level 4 evaluations, the memorandum of understanding with MoveAWheeL, and related evaluations and discussions may not result in commercial agreements or design wins to the extent or in the time frame anticipated, or at all; (viii) the risks that OPTIS™ deployments, including the Company’s smart intersection and ITS installations, may not continue or expand to the extent or in the time frame anticipated, or at all; (ix) the risks that the transition in how AEye’s revenue is generated, from paid evaluations toward commercial agreements, may not continue, that repeat orders may not remain a feature of AEye’s business, and that contract development engagements may not remain a source of revenue, in each case to the extent or in the time frame anticipated, or at all; (x) the risks that AEye’s revenue growth may not continue nor translate into a durable revenue ramp to the extent or in the time frame anticipated, or at all; (xi) the risks that AEye’s software-defined architecture may not meet demand from new lidar applications, and that AEye’s technological edge and its partnership and production models may not be maintained or expanded, to the extent or in the time frame anticipated, or at all; (xii) the risks that STRATOS™ may not achieve its anticipated detection range or other performance specifications, or achieve commercialization or market acceptance, to the extent or in the time frame anticipated, or at all; (xiii) the risks that the physical AI market may not develop into a trillion-dollar industry over the coming decade, or at all, and that AEye may not be equipped to compete for market share in that market to the extent anticipated, or at all; (xiv) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations, if at all; (xv) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xvi) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xvii) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xviii) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xix) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xx) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xxi) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xxii) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Investors are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

3

AEYE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30, 2026	As of December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$11,210	$43,356
Marketable securities	60,293	43,104
Accounts receivable, net	216	77
Inventories, net	1,003	1,015
Prepaid and other current assets	1,601	2,081
Total current assets	74,323	89,633
Right-of-use assets	1,281	441
Property and equipment, net	783	577
Other noncurrent assets	189	242
Total assets	$76,576	$90,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,765	$3,615
Accrued expenses and other current liabilities	3,099	4,957
Total current liabilities	6,864	8,572
Operating lease liabilities, noncurrent	803	235
Convertible note, noncurrent	146	146
Other noncurrent liabilities	449	598
Total liabilities	8,262	9,551
Stockholders’ Equity:
Preferred stock	-	-
Common stock	5	4
Additional paid-in capital	493,827	488,361
Accumulated other comprehensive (loss) income	(98)	30
Accumulated deficit	(425,420)	(407,053)
Total stockholders’ equity	68,314	81,342
Total liabilities and stockholders’ equity	$76,576	$90,893

4

AEYE, INC.
Consolidated Statements of Operations
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$202	$22	$303	$86
Cost of revenue	363	108	564	204
Gross loss	(161)	(86)	(261)	(118)
Operating expenses:
Research and development	4,743	3,670	8,508	7,160
Sales and marketing	1,147	601	2,133	984
General and administrative	4,704	4,348	8,882	7,243
Total operating expenses	10,594	8,619	19,523	15,387
Loss from operations	(10,755)	(8,705)	(19,784)	(15,505)
Other income (expense):
Change in fair value of convertible note and warrant liabilities	130	(593)	149	87
Interest income and other	591	393	1,236	607
Interest expense and other	12	(365)	34	(2,473)
Total other income (expense), net	733	(565)	1,419	(1,779)
Loss before income tax	(10,022)	(9,270)	(18,365)	(17,284)
Provision for income tax	-	-	2	2
Net loss	$(10,022)	$(9,270)	$(18,367)	$(17,286)

Per Share Data:
Net loss per common share (basic and diluted)	$(0.22)	$(0.48)	$(0.40)	$(0.95)

Weighted average common shares outstanding (basic and diluted)	45,915,091	19,125,970	45,414,113	18,137,050

5

AEYE, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(18,367)	$(17,286)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	95	75
Noncash lease expense relating to operating lease right-of-use assets	193	103
Gain on termination of operating lease, net	-	(1,612)
Common stock purchase agreement costs	233	306
Debt issuance costs	-	2,020
Inventory write-downs, net of scrapped inventory	-	24
Change in fair value of convertible note and warrant liabilities	(149)	(87)
Stock-based compensation	3,961	3,661
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	(106)	(157)
Expected credit losses, net of write-off	-	2
Changes in operating assets and liabilities:
Accounts receivable, net	(139)	(18)
Inventories, current and noncurrent, net	12	(114)
Prepaid and other current assets	480	84
Other noncurrent assets	53	134
Accounts payable	147	1,761
Accrued expenses and other current liabilities	(2,054)	(1,522)
Operating lease liabilities	(201)	(1,532)
Net cash used in operating activities	(15,842)	(14,158)
Cash flows from investing activities:
Purchases of property and equipment	(319)	(14)
Purchases of marketable securities	(31,411)	(14,303)
Proceeds from redemptions and maturities of marketable securities	14,200	9,631
Net cash used in investing activities	(17,530)	(4,686)
Cash flows from financing activities:
Proceeds from issuance of convertible note	-	2,950
Payments for convertible note redemptions	-	(750)
Transaction costs related to issuance of convertible note	-	(608)
Proceeds from issuance of common stock under Common Stock Purchase Agreements	1,977	10,076
Stock issuance costs related to Common Stock Purchase Agreements	(341)	(404)
Taxes paid related to the net share settlement of equity awards	(519)	(364)
Proceeds from issuance of common stock through the Employee Stock Purchase Plan	109	52
Net cash provided by financing activities	1,226	10,952
Net decrease in cash and cash equivalents	(32,146)	(7,892)
Cash and cash equivalents at beginning of period	43,356	10,266
Cash and cash equivalents at end of period	$11,210	$2,374

6

AEYE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
GAAP net loss	$(10,022)	$(9,270)	$(18,367)	$(17,286)
Non-GAAP adjustments:
Stock-based compensation	2,419	1,160	3,961	3,661
Stock issuance and debt issuance costs	97	231	233	2,326
Change in fair value of convertible note and warrant liabilities	(130)	593	(149)	(87)
Expenses related to contested proxy	-	543	-	839
Loss (gain) on termination of operating lease, net	-	73	-	(1,612)
Non-GAAP net loss	(7,636)	(6,670)	(14,322)	(12,159)
Depreciation and amortization expense	55	38	95	75
Interest income and other	(591)	(393)	(1,236)	(607)
Interest expense and other	(109)	134	(267)	147
Provision for income tax	-	-	2	2
Adjusted EBITDA	$(8,281)	$(6,891)	$(15,728)	$(12,542)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.22)	$(0.48)	$(0.40)	$(0.95)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.17)	$(0.35)	$(0.32)	$(0.67)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	45,915,091	19,125,970	45,414,113	18,137,050
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	45,915,091	19,125,970	45,414,113	18,137,050

7

Contacts

Investor Relations

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366

Keaton Olsen

lidrir@allianceadvisors.com

Media Relations

Alliance Advisors IR

Aayushi

media@allianceadvisors.com

8